UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2020

HENNESSY CAPITAL ACQUISITION CORP. IV

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38824	83-1476189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3415 N. Pines Way, Suite 204 Wilson, Wyoming	83014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (307) 201-1903

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	HCAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	HCACW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Class A Common Stock and three-quarters of one Redeemable Warrant	HCACU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 7, 2020, Hennessy Capital Acquisition Corp. IV (“HCAC”) issued a press release (the “Press Release”) announcing that (i) its registration statement on Form S-4 (File No. 333-248923), initially filed with the U.S. Securities and Exchange Commission (“SEC”) on September 18, 2020 (as amended, the “Registration Statement”), relating to the previously announced proposed business combination with Canoo Holdings Ltd. (“Canoo”) and other transactions contemplated by that certain Merger Agreement and Plan of Reorganization, dated as of August 17, 2020, by and among HCAC, HCAC IV First Merger Sub, Ltd., HCAC IV Second Merger Sub, LLC and Canoo (collectively, the “Business Combination”), has been declared effective by the SEC as of December 4, 2020, and (ii) HCAC has established a record date of October 27, 2020 (the “Record Date”) and a meeting date of December 21, 2020 for its special meeting of stockholders (the “Special Meeting”) to approve the Business Combination. In light of the COVID-19 pandemic and to support the well-being of HCAC’s stockholders and partners, the Special Meeting will be completely virtual.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

************

Additional Information About the Business Combination and Where to Find It

In connection with the Business Combination, HCAC filed the Registration Statement with the SEC, which includes the definitive proxy statement to be distributed to holders of HCAC’s common stock in connection with HCAC’s solicitation of proxies for the vote by HCAC’s stockholders with respect to the Business Combination and other matters as described in the Registration Statement and a prospectus relating to the offer of the securities to be issued to the equity holders of Canoo in connection with the Business Combination. The Registration Statement was declared effective by the SEC on December 4, 2020 and the definitive proxy statement/prospectus and other relevant documents have been mailed to HCAC’s stockholders as of the Record Date. HCAC’s stockholders and other interested persons are advised to read the definitive proxy statement / prospectus, in connection with HCAC’s solicitation of proxies for the Special Meeting to be held to approve, among other things, the Business Combination, because these documents contain important information about HCAC, Canoo and the Business Combination. Stockholders may also obtain a copy of the definitive proxy statement/prospectus, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by HCAC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Nicholas A. Petruska, Executive Vice President, Chief Financial Officer, 3415 N. Pines Way, Suite 204, Wilson, Wyoming 83014 or by telephone at (307) 201-1903.

Participants in the Solicitation

HCAC, Canoo and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from HCAC’s stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of HCAC’s stockholders in connection with the Business Combination, including a description of their direct and indirect interests, is set forth in the Registration Statement filed with the SEC. You can find more information about HCAC’s directors and executive officers in the Registration Statement. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Press Release issued December 7, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2020

HENNESSY CAPITAL ACQUISITION CORP. IV

By:	/s/ Nicholas A. Petruska
Name: Nicholas A. Petruska
Title: Chief Financial Officer

2